                                   EXHIBIT 23

                              SPARTON CORPORATION

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sparton Corporation of our report dated August 19, 1994, included in the 1994 Annual Report to Shareowners of Sparton Corporation and subsidiaries.

Our audits also included the financial statement schedules of Sparton Corporation and subsidiaries listed in item 14. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43703) pertaining to the Sparton Corporation 1989 Stock Option Plan of our report dated August 19, 1994, with respect to the consolidated financial statements and schedules of Sparton Corporation and subsidiaries included and/or incorporated by reference in this Annual Report (Form 10-K) for the year ended June 30, 1994.

                                            /s/  ERNST & YOUNG LLP



Toledo, Ohio
September 26, 1994


                                      E-2